Exhibit 10.49

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Mid-Peninsula Bank c/o Greater Bay Bancorp Attention: Loan Servicing 2860 West Bayshore Road Palo Alto, California 94303
SPACE ABOVE THIS LINE FOR RECORDER’S USE

FRESH CHOICE, INC.,

a Delaware corporation,

as Trustor,

to

GREATER BAY BANCORP,

a California corporation,

as Trustee,

for the benefit of

MID-PENINSULA BANK,

a California banking corporation,

as Beneficiary

COMMERCIAL DEED OF TRUST, FINANCING
STATEMENT, SECURITY AGREEMENT AND FIXTURE FILING
(WITH ASSIGNMENT OF RENTS AND LEASES)

Dated:  August 13, 2001

This instrument is a Commercial Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases) of both real and personal property, including fixtures.  This instrument contains provisions accelerating the obligations hereby secured upon certain sales or further encumbrances of the property hereby covered.

THIS COMMERCIAL DEED OF TRUST, FINANCING STATEMENT, SECURITY AGREEMENT AND FIXTURE FILING (WITH ASSIGNMENT OF RENTS AND LEASES) (“Deed of Trust”) is made the 13th day of August, 2001, by FRESH CHOICE, INC., a Delaware corporation, whose address is 485 Cochran Circle, Morgan Hill, CA 95037 (“Trustor”), to GREATER BAY BANCORP, a California corporation, whose address is 2860 West Bayshore Road, Palo Alto, California 94303 (“Trustee”), for the benefit of MID-PENINSULA BANK, a California banking corporation, whose address is c/o Greater Bay Bancorp, Attention:  Loan Servicing, 2860 West Bayshore Road, Palo Alto, California 94303 (“Beneficiary”).

WITNESSETH:

WHEREAS, Trustor has executed and delivered that certain Promissory Note Secured by Deed of Trust of even date herewith payable to the order of Beneficiary in the original maximum principal amount of Two Million Two Hundred Thousand and No/100ths Dollars ($2,200,000.00) having a maturity date of September 2, 2008 (which promissory note, together with any and all extensions, substitutions, modifications, replacements, rearrangements and/or renewals thereof, is hereinafter referred to as the “Note”), with interest thereon at the rate set forth in the Note and said principal amount and interest thereon maturing and being payable in accordance with the terms and conditions provided in the Note;

WHEREAS, the total indebtedness and liabilities that are to be secured by this Deed of Trust shall be as follows:

(i)            the aggregate principal amount of $2,200,000.00 with interest thereon according to the terms of the Note;

(ii)           all other amounts payable by Trustor under the Note or this Deed of Trust (the Note and this Deed of Trust, hereinafter collectively referred to as the “Loan Documents”), in each case as the same may be amended, modified or supplemented from time to time, including all sums, amounts and expenses which Trustee or Beneficiary may, pay or incur under or in connection with any of the Loan Documents;

(iii)          the performance of all other obligations and liabilities of Trustor under or in connection with the Loan Documents; and

(iv)          any other indebtedness, obligation or agreement of Trustor when evidenced or set forth in a document or instrument reciting that it is secured by this Deed of Trust (all such amounts, obligations and liabilities described in (i) through (iv) being hereinafter collectively referred to as the “Obligations”); and

WHEREAS, it has been agreed that the payment and performance of the Obligations shall be secured by a security interest in  certain property as hereinafter described.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the due and punctual payment in full by Trustor, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, Trustor does hereby irrevocably assign, give, grant, bargain, sell, warrant, convey, mortgage, transfer, grant a security interest in, set over, deliver, confirm and convey unto Trustee, in trust, with power of sale and right of entry as hereinbelow provided, upon the terms and conditions of this Deed of Trust, the following property described in Granting Clauses First through Sixth below (hereinafter sometimes collectively referred to as the "Mortgaged Property"):

Granting Clauses

All the present and future estate, right, title and interest of Trustor in, to and under, or derived from:

Granting Clause First
Land

All that certain lot, piece or parcel of land owned or hereafter acquired by Trustor located in the  Counties of Collin and Dallas, the State of Texas, as more particularly described in Exhibit A attached hereto, as the description of the same may be amended, modified or supplemented from time to time, and all and singular the reversions or remainders in and to said land and the tenements, hereditaments, transferable entitlements and development rights, easements (in gross and/or appurtenant) existing as of the date hereof or arising thereafter, agreements, rights-of-way or use rights (including alley, drainage, horticultural, mineral, mining, water, oil and gas rights and any other rights to produce or share in the production of anything therefrom or attributable thereto), privileges, royalties and appurtenances to said land, now or hereafter belonging or in anywise appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting said land and/or other land and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel thereof, or in or to the air space over said land, all rights of ingress and egress with respect to said land, and all claims or demands of Trustor, either at law or in equity, in possession or expectancy, of, in or to the same (all of the foregoing hereinafter collectively referred to as the “Land”).

Granting Clause Second
Improvements

All buildings, structures, facilities and other improvements now or hereafter located on the Land, and all building material, and fixtures of every kind and nature now or hereafter located on the Land or attached to, contained in or used in connection with any such buildings, structures, facilities or other improvements, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, owned by Trustor or in which Trustor has or shall acquire an interest (all of the foregoing hereinafter collectively referred to as the “Improvements”).

Granting Clause Third
Certain Equipment

To the extent that the same are not Improvements, all machinery, apparatus, goods, inventory, equipment, materials, building materials, fittings, chattels and tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof owned by Trustor or in which Trustor has or shall acquire an interest, and now or hereafter located on, attached to, contained in or used in connection with the properties referred to in Granting Clause First, Second, Fifth or Sixth, or placed on any part thereof, though not attached thereto (all of the foregoing hereinafter collectively referred to as the “Equipment”), including without limitation all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, air conditioning, refrigerating, incinerating and/or compacting plants, systems and equipment, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment and fittings (the Land, the Improvements and the Equipment hereinafter collectively referred to as the “Premises”); all contract rights of Trustor in construction contracts, plans and specifications and architects agreements arising out of the improvement of the Premises, all permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Premises; and all proceeds, substitutions and replacements of all of the foregoing.  Trustor hereby grants to Trustee and Beneficiary, a security interest in and to all of Trustor’s present and future “equipment” (as defined in the Uniform Commercial Code of the State of Texas), to the extent that such equipment that may be now owned or hereafter acquired by Trustor and located on the Premises, and Trustee and Beneficiary shall have, in addition to all rights and remedies provided herein and in the Loan Documents, all of the rights and remedies of a “secured party” under said Uniform Commercial Code.  This Deed of Trust constitutes and shall be deemed to be a “security agreement” for all purposes of said Uniform Commercial Code.  It is agreed that all Equipment is part and parcel of the Land and the Improvements and appropriated to the use thereof and, whether affixed to the Land and/or the Improvements or not, shall, for purposes of this Deed of Trust be deemed conclusively to be real estate and mortgaged or otherwise conveyed or encumbered hereby. Notwithstanding any other provision of this Deed of Trust, the security interests of Trustee and/or Beneficiary shall not extend to, and the terms "Equipment," "Premises," "Improvements,"and "Mortgaged Property" shall not include any of the following: (a) Trustor's interests in any property that is the subject of a lease or lending agreement related to the financing of such property; or (b) Trustor's  interests in any dishwashing equipment, point-of-sale equipment or similar equipment and machinery.

Granting Clause Fourth
Leasehold and Other Contractual Interests

All the leases, subleases, lettings and licenses of and all other contracts, bonds and agreements affecting the Premises and/or any other property or rights conveyed or encumbered hereby, or any part thereof, now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof (all of the foregoing hereinafter collectively called the “Leases” regardless of how the same may otherwise be denominated), and all right, title and interest of Trustor thereunder, including cash and securities deposited thereunder and any rights of first refusal with respect thereto (as down payments, security deposits, or otherwise), the right to receive and collect the rents, security deposits, income, proceeds, earnings, royalties, revenues, issues and profits payable thereunder, including cash and securities deposited thereunder and any rights of first refusal with respect thereto (as down payments, security deposits, or otherwise), the right to receive and collect the rents, security deposits, income, proceeds, earnings, royalties, revenues, issues and profits payable thereunder including all revenues, moneys, funds, accounts receivables, operating revenues, accounts and any other item or thing relating to the payment of or right to receive such revenues, moneys, funds, accounts receivables, operating revenues, accounts or other items or things arising out of or generated in connection with the operation, use, occupancy, concession, license, renting, leasing, letting or providing of the Premises, or any part thereof (including, without limitation, termination payments, damages or other payments in lieu thereof), and the right to enforce, whether at law or in equity or by any other means, all provisions and options thereof or thereunder (all of the foregoing hereinafter collectively called the “Rents” regardless of how the same may be otherwise denominated), and the right to apply the same to the payment and performance of the Obligations.

Granting Clause Fifth
Other and After Acquired Property

Any and all undisbursed loan funds, any loan funds or other moneys held in escrow or other accounts at the request or as a requirement of Beneficiary, any and all other property, which may from time to time be subjected to the lien hereof by Trustor through a supplement or amendment to this Deed of Trust, or by anyone on its behalf or with its consent, or which may come into the possession of or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust, it being the intention and agreement of Trustor that all such property shall thereupon be subject to the lien and security interest of this Deed of Trust as if such property were now owned by Trustor and conveyed or encumbered hereby or pursuant hereto, and as if such property were specifically described in this Deed of Trust and conveyed or encumbered hereby or pursuant hereto, and Trustee and Beneficiary are hereby authorized to receive any and all such property as security hereunder, subject to the provisions of this Deed of Trust.

Granting Clause Sixth
Proceeds and Awards

All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Trustor with respect to the property described in these Granting Clauses, all proceeds (including funds, accounts, deposits, instruments, general intangibles, notes or chattel paper) of the conversion, voluntary or involuntary, of any of the property described in these Granting Clauses into cash or other liquidated claims, including proceeds of hazard, title and other insurance and proceeds received pursuant to any sales or rental agreements of Trustor in respect of the property described in these Granting Clauses, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Premises and/or any other property or rights conveyed or encumbered hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof, including awards for any change of grade of .

TO HAVE AND TO HOLD, all and singular the Mortgaged Property, whether now owned or leased or hereafter acquired and whether now or hereafter existing, together with all rights, privileges and appurtenances thereunto belonging, unto Trustee and Beneficiary, forever, for the uses and purposes herein set forth, subject however to the provisions of Article 7 hereof.

AND Trustor covenants with and represents and warrants to and agrees with Trustee and Beneficiary as follows:

ARTICLE 1
REPRESENTATIONS AND WARRANTIES OF TRUSTOR

Trustor hereby represents and warrants, in respect of itself and the Mortgaged Property set forth in the Granting Clauses, as follows:

1.1           Warranty of Title.  (i) Trustor has and will continue to have good, marketable and insurable fee simple title to the Land and Improvements free and clear of all liens, charges and encumbrances of every kind and character, subject only to such exceptions as may be approved in writing by Beneficiary (“Permitted Exceptions”) and any of the following liens, charges and encumbrances arising after the date of recordation of this Deed of Trust and, with the sole exception of taxes, assessments and governmental charges in the nature of taxes, junior and subordinate hereto:  (a) any lien for taxes, assessments or other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings pursuant to Section 2.7.6 hereof, (b) any mechanic’s or other involuntary lien which is being contested in good faith by appropriate proceedings pursuant to the provisions of Section 2.6.1 hereof (collectively “Future Permitted Exceptions”), and (c) any Leases, licenses or other occupancy agreements relating to a portion of the Land and/or the Improvements either approved by Beneficiary or not requiring the approval of Beneficiary in accordance with the express terms hereof; (ii) Trustor has and will continue to havefull power and lawful authority to encumber and convey the Premises as provided herein; (iii) Trustor owns and will own all Land and Improvements free and clear of all liens, charges and encumbrances of every kind and character, subject only to the Permitted Exceptions, Future Permitted Exceptions and the exceptions described in Section 1.1(i)(c) above; (iv) this Deed of Trust is and will continue to remain a valid and enforceable first mortgage lien on and security interest in, the Land and Improvements subject to Permitted Exceptions, Future Permitted Exceptions and the exceptions described in Section 1.1(i)(c) above; and (v) Trustor hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever other than thosoever other than those relating to Permitted Exceptions, Future Permitted Exceptions and the exceptions described in Section 1.1(i)(c ) above.  Trustor’s obligations under this Section 1.1 shall terminate only upon full payment in lawful currency of the United States of America of all of the Obligations.

1.2           Operation of the Premises.  (i) Trustor has or will have at the appropriate times, and will maintain all necessary certificates, licenses, authorizations, registrations, permits and/or approvals reasonably necessary for the operation of all or any part of the Premises, whether now or hereafter constructed upon the Land, and the conduct of Trustor’s business at the Premises, including, where appropriate, one or more Permanent Certificates of Occupancy and Board of Fire Underwriters Certificates for those portions of the Improvements which have been completed as of the date hereof, if any, and all required zoning ordinance, building code, subdivision, land use, environmental and other similar permits or approvals, all of which, to Trustor’s knowledge, are as of the date hereof in full force and effect and not subject to any revocation, amendment, release, suspension or forfeiture, (ii) promptly upon request by Trustee and/or Beneficiary, Trustor shall deliver to Trustee and Beneficiary copies of all of the same, (iii) the Premises and the present use and/or occupancy of the Premises comply with, and, at all times in the future, shall comply with any of the applicable zoning ordinances, building codes, subdivision laws, certificates of occupancy, environmental laws and other similar applicable laws and regulations, and (iv) Trustor has direct access adequate for all present and intended uses of the Premises from public roads to the Land and the Improvements.  Trustor’s obligations under this Section 1.2 to maintain all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the operation of all or any part of the Premises, and all required zoning ordinance, building code, subdivision, land use, environmental and other similar permits or approvals shall not be deemed to require Trustor to comply with future or purely prospective zoning ordinance or building codes except to the extent that such ordinances or codes, by their terms, require compliance by Trustor in order to maintain normal and customary operation of the Premises.

1.3           Status of the Premises.  (i) In the event that the Premises are ever deemed to be located in an area identified by the Secretary of Housing and Urban Development or a successor thereto, or other appropriate authority (governmental or private), as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, or any successor law, Trustor will obtain and maintain the insurance for the Premises as specified in Section 2.3.1(c) hereof; (ii) the Premises are or at the appropriate times will be served by all utilities reasonably required for the use thereof as a restaurant; (iii) all streets necessary to serve the Land and the Improvements for the use thereof as herein contemplated have been or will be timely completed and are or will be timely serviceable and have been or will be timely dedicated and accepted for maintenance by the appropriate governmental entities; and (iv) the Premises are free from damage caused by fire or other casualty.

ARTICLE 2
COVENANTS OF TRUSTOR

Trustor covenants and agrees, in respect of itself and the Premises set forth in the Granting Clauses relating to it, as follows:

2.1           General Covenants.

2.1.1        Payment of Obligations.  Trustor shall punctually pay when due and perform the Obligations.

2.1.2        Further Assurances.  Trustor will, at Trustor’s sole cost and expense and at the reasonable request of Trustee or Beneficiary, (i) promptly correct any defect or error which may be discovered in the contents of the Loan Documents which Trustor is a party to or in the execution, acknowledgment or recordation thereof, (ii) promptly do, execute, acknowledge and deliver, any and all such further acts, deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment and of security interest, transfers, certificates, assurances and other instruments as Trustee and/or Beneficiary may reasonably require from time to time in order to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interest hereby created any of Trustor’s properties, rights or interests covered or now or hereafter intended to be covered hereby, to perfect and maintain said lien and security interest, and to better assure, convey, grant, assign, transfer and confirm unto Trustee and/or Beneficiary the rights granted or now or hereafter intended to be granted to Trustee and/or Beneficiary hereunder or under any other instrument executed in connection with this Deed of Trust or which Trustor may be or become bound to convey, mortgage or assign to Trustee and/or Beneficiary in order to carry out the intention or facilitate the performance of the provisions of this Deed of Trust; provided however, that nothing contained in this Section 2.1.2 shall be construed to permit Beneficiary to unilaterally require a substantive change in the substantive terms and conditions of the Loan Documents.

2.1.3        Recordation and Re-Recordation of Deed of Trust.  Trustor will, at the reasonable request of Trustee or Beneficiary, promptly record and re-record, file and refile and register and re-register this Deed of Trust, any financing or continuation statements and every other instrument in addition or supplemental to any thereof that shall be required by any present or future law in order to perfect and maintain the validity, effectiveness and priority of this Deed of Trust and the lien and security interest intended to be created hereby, or to subject after acquired property of Trustor to such lien and security interest, in such manner and places and within such times as may be reasonably necessary to accomplish such purposes and to preserve and protect the rights and remedies of Trustee and Beneficiary.  Trustor will furnish to Trustee and Beneficiary evidence reasonably satisfactory to Trustee and Beneficiary of every such recording, filing or registration.  Trustee or Beneficiary may file copies or reproductions of this instrument as financing statements at any time and from time to time at Trustee’s or Beneficiary’s option without further authorization from Trustor.

2.1.4        Defense of Title and Litigation.  If the lien, security interest, validity, enforceability or priority of this Deed of Trust, or if title or any of the rights of Trustee and/or Beneficiary in or to the Mortgaged Property, shall be endangered, or shall be attacked directly or indirectly, or if any action or proceeding is instituted against Trustor or Trustee and/or Beneficiary with respect thereto, Trustor will promptly notify Trustee and Beneficiary thereof and will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to Beneficiary’s approval, the compromise, release or discharge of any and all adverse claims.  Trustee and/or Beneficiary (whether or not named as a party to such actions or proceedings) are hereby authorized and empowered (but shall not be obligated) to take such additional steps as they may deem necessary or proper for the defense of any such action or proceeding or the protection of the lien, security interest, validity, enforceability or priority of this Deed of Trust or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of such prior liens and security interests.  Trustor shall, on demand, reimburse Trustee and Beneficiary for all reasonable expenses (including reasonable attorneys’ fees and disbursements) incurred by either of them in connection with the foregoing matters, and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.  All such costs and expenses of Trustee and/or Beneficiary, until reimbursed by Trustor, shall be part of the Obligations and shall bear interest from the date of advance at the Default Rate (as defined in the Note) and shall be deemed to be secured by this Deed of Trust.

2.2           Operation and Maintenance.

2.2.1        Repair and Maintenance.  Trustor will operate and maintain the Premises in good order, repair and operating condition, will promptly make all necessary repairs, renewals, replacements, additions and improvements thereto, interior and exterior, structural and nonstructural, foreseen and unforeseen, or otherwise necessary to insure that the same as part of the security under this Deed of Trust shall not in any way be materially impaired or materially diminished, and will not cause or allow any of the Land, the Improvements and/or the Equipment to be misused or wasted or to deteriorate, reasonable wear and tear excepted.  No material part of the Improvements shall be removed, demolished or structurally altered, nor shall any new building, structure, facility or other material improvement be constructed on the Land without Beneficiary’s consent which shall not be unreasonably withheld, conditioned or delayed.

2.2.2        Replacement of Equipment.  Trustor will keep the Land and the Improvements reasonably equipped in accordance with reasonable custom and practice for businesses such as Trustor's and will replace all worn out or obsolete Equipment with fixtures or personal property comparable theretoto the extent such replacement is consistent with reasonable custom and practice for businesses such as Trustor's, and will not, without Beneficiary’s consent, remove from the Land or the Improvements any fixtures or personalty covered by this Deed of Trust except: (a) in the ordinary course of Trustor’s business; and (b) where such removal could not reasonably be expected to have a material adverse effect on the value of Beneficiary's security interest in the Premises; or (c) such removal is consistent with reasonable custom and practice for businesses such as Trustor's,unless the same is replaced by Trustor with an article of equal suitability and value when replaced, owned by Trustor free and clear of any lien or security interest (other than Permitted Exceptions, Future Permitted Exceptions and the lien created by this Deed of Trust).

2.2.3        Compliance With Laws.  Trustor will perform and comply promptly with, and cause the Premises to be maintained, used and operated in accordance with, any and all (i) present and future laws, ordinances, rules, regulations, reports and requirements of every duly constituted governmental or quasi-governmental authority or agency applicable to Trustor or the Premises, including, without limitation, any subdivision agreement, improvements agreement or development agreement relating to the Premises, all laws and regulations under the Subdivision Map Act and the Subdivided Lands Act, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability and the rules, regulations and ordinances of all state and municipal governments whose rules, regulations and ordinances are applicable to the Premises, the United States Environmental Protection Agency and all applicable federal, state and local agencies and bureaus, (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions, (iii) similarly applicable duties or obligations of any kind imposed under any Permitted Exception or Future Permitted Exception or otherwise by law, covenant, condition, agreement or easement, public or private, and (iv) policies of insurance at any time in force with respect to the Premises; provided, however, Trustor shall have the right in good faith, and upon advance written notice thereof to Beneficiary, to contest or object to any such law, requirement or obligation by appropriate administrative or judicial proceedings.  In the event that failure to comply will result in a lien or charge on the Premises that is not a Permitted Exception or a Permitted Future Exception, Trustor shall provide Beneficiary with assurances satisfactory to Beneficiary that such lien or charge will be satisfied prior to the foreclosure thereof.  If there is an adverse conclusion with respect to any such contest represented by a final judgment, decree or determination which may not be or is otherwise not appealed by Trustor, Trustor shall thereafter comply with any such law, requirement or obligation.  If Trustor receives any notice that Trustor or the Premises is in default under or is not in compliance with any of the foregoing, or notice of any proceeding initiated under or with respect to any of the foregoing, Trustor will promptly furnish a copy of such notice to Beneficiary.

2.2.4        Zoning, Title Matters.  Trustor will not, without the consent of Beneficiary, (i) initiate or support any zoning reclassification of the Land or the Improvements, seek any variance under existing zoning ordinances applicable to the Land or the Improvements or use or permit the use of the Premises in a manner which would result in such use becoming a non–conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any of the Permitted Exceptions, (iii) impose any restrictive covenants or encumbrances upon the Premises, execute or file any subdivision or parcel map affecting the Land or the Improvements or consent to the annexation of the Land or the Improvements to any municipality or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

2.2.5        Leasing.  Trustor shall not execute or enter into any Lease of the Mortgaged Property or any portion thereof or any interest therein without the advance written consent of Beneficiary as to the form and substance thereof and the acceptability of the tenant, which consent may be withheld in Beneficiary's sole discretion.  Trustor shall on demand execute such further assignments to Beneficiary of all such Leases and rents, issues, profits or moneys to be generated thereby as Beneficiary may require and deliver to Beneficiary a fully executed original of any or all such Leases.  All Leases shall contain a non-disturbance and attornment provision acceptable to Beneficiary in its sole discretion.

2.2.6        Management Agreements.  Upon the occurrence and during the continuance of an Event of Default hereunder, Beneficiary shall have the right and option to terminate any management agreement, contract or agents/managers responsible for the property management of the Mortgaged Property if said property management is, in Beneficiary’s reasonable judgment, unsatisfactory in any respect.

2.3           Insurance.

2.3.1        Casualty Insurance.  As a material inducement to Beneficiary to make the loan evidenced bythe Note, Trustor will keep the Premises insured for the benefit of Trustee and Beneficiary as follows notwithstanding any local, state or federal laws which may detrimentally affect Trustor’s ability to obtain or may materially increase the cost of such insurance coverage:

(a)           against damage or loss by fire and such other hazards (including lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, malicious mischief, aircraft, vehicle and smoke) as are covered by the broadest form of extended coverage endorsement as is available from time to time, in an amount not less than the full insurable value (as defined in Section 2.3.8) of the property insured, with a deductible amount not to exceed an amount satisfactory to Beneficiary;

(b)           rent or business interruption or use and occupancy insurance on such basis and in such amounts and with such deductibles as shall be satisfactory to Beneficiary;

(c)           against damage or loss by flood if the Premises are located in an area identified by the Secretary of Housing and Urban Development or any successor thereto or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented or replaced from time to time, on such basis and in such amounts as shall be required by Beneficiary;

(d)           against damage or loss from  sprinkler system leakage;

(e)           during the period of any alteration, construction, or replacement of the Improvements, or any substantial portion thereof, a standard builder’s risk policy with extended coverage for an amount at least equal to the full insurable value of the Improvements and the Equipment and worker’s compensation, in statutory amounts; and

(f)            against damage or loss by earthquake, in an amount and with a deductible, satisfactory to Beneficiary, if such insurance is required by Beneficiary in the exercise of its business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the County where the Premises are located.

2.3.2        Liability Insurance.  Trustor shall procure and maintain worker’s compensation for Trustor’s employees and comprehensive general liability insurance covering Trustor, Trustee and the Beneficiary against claims for bodily injury or death or property damage occurring in, upon or about or resulting from the Premises, or any street, drive, sidewalk, curb or passageway adjacent thereto, in standard form and with such insurance company or companies and in such amounts as may be acceptable to the Beneficiary, which insurance shall include blanket contractual liability coverage which insures contractual liability under the indemnification set forth in Section 4.3 of this Deed of Trust (but such coverage or the amount thereof shall in no way limit such indemnification).

2.3.3        Other Insurance.  Trustor, at Beneficiary’s request, will procure and maintain such other insurance or such additional amounts of insurance, covering Trustor or the Premises, as is customary for businesses such as Trustor's.

2.3.4        Form of Policy.  All insurance required under this Section shall be paid timely in accordance with the terms thereof and the policies therefor shall contain such provisions, endorsements and expiration dates, as Beneficiary shall from time to time reasonably request, and shall be in such form and amounts, and be issued by such insurance companies doing business in the State of Texas as shall be reasonably approved by Beneficiary.  Without limiting the foregoing, all such policies shall contain a waiver of subrogation endorsement.  All such policies shall provide that the same shall not be canceled, amended or materially altered (including by reduction in the scope or limits of coverage) without at least thirty (30) days’ prior written notice to Beneficiary.  If a policy required under this Section contains a coinsurance or average clause, such policy shall include a Stipulated Value or Agreed Amount endorsement.

2.3.5        Duplicate Originals or Certificates.  Duplicate original policies evidencing the insurance required under this Section and any additional insurance which shall be taken out on the Premises by or on behalf of Trustor shall be deposited with and held by Beneficiary and, in addition, Trustor will deliver to Beneficiary (i) receipts evidencing payment of all premiums thereon and (ii) duplicate original renewal policies or a binder thereof with evidence satisfactory to Beneficiary of payment of all premiums thereon, at least thirty (30) days prior to the expiration of each such policy.  In lieu of the duplicate original policies provided herein to be delivered to Beneficiary, Trustor may deliver an underlayer of any blanket policy, and Trustor may also deliver original certificates from the issuing insurance company or broker, evidencing that such policies are in full force and effect and containing information which, in Beneficiary’s reasonable judgment, is sufficient to allow Beneficiary to determine whether such policies comply with the requirements of this Section.  Beneficiary shall be expressly entitled to rely on any insurance certificate and such certificate shall name Beneficiary as an additional insured or loss payee.

2.3.6        No Separate Insurance.  Trustor shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section unless endorsed in favor of Trustee and the Beneficiary in accordance with the requirements of this Section and otherwise approved by Beneficiary in all respects.

2.3.7        Transfer of Title.  In the event of foreclosure of this Deed of Trust or other transfer of title or assignment of the Premises in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Trustor in and to all policies of insurance required under this Section or otherwise then in force with respect to the Premises and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Premises, but only to the extent of any deficiency following such sale.

2.3.8        Replacement Cost.  For purposes of this Section, the term “full insurable value” shall mean the actual cost of replacing the property in question, without allowance for depreciation, as determined from time to time (but not more often than once every calendar year) by the insurance company or companies holding such insurance or, upon request by Beneficiary, by appraisal made by an appraiser, engineer, architect or contractor proposed by Trustor and approved by said insurance company or companies and Beneficiary.  The cost of such appraisal shall be paid by Trustor.

2.3.9        Approval Not Warranty.  No approval by Beneficiary of any insurer shall be construed to be a representation, certification or warranty of its solvency and no approval by Beneficiary as to the amount, type and/or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

2.4           Damage and Destruction.

2.4.1        Trustor's Obligations.  In the event of any damage to or loss or destruction of the Premises, Trustor shall (i) promptly notify Beneficiary of such event; (ii) take such steps as shall be necessary to preserve any undamaged portion of the Premises; and (iii) unless otherwise instructed by Beneficiary shall, regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose, promptly (and in any event, prior to the date on which any tenant under any Lease, as defined herein, shall be entitled to cancel or terminate said Lease because of any such damage, loss or destruction) commence and diligently pursue to completion the restoration, replacement and rebuilding of the Premises as nearly as possible to their value, condition and character immediately prior to such damage, loss or destruction and in accordance with plans and specifications approved, and with other provisions for the preservation of the security hereunder established, by Beneficiary, which approval shall not be unreasonably withheld or delayed.

2.4.2        Beneficiary's Rights; Application of Proceeds.  In the event that any portion of the Premises is so damaged, destroyed or lost, and any such damage, destruction or loss is covered, in whole or in part, by insurance described in Section 2.3, then the following provisions shall apply:

(a)           If an Event of Default has occurred hereunder and is continuing, (A) Beneficiary may, but shall not be obligated to, make proof of loss if not made promptly by Trustor, and Beneficiary is hereby authorized and empowered by Trustor to settle, adjust or compromise any claims for damage, destruction or loss thereunder unless the proposed amount of proceeds from such claims exceeds the then outstanding amount of the Obligations, and (B) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Beneficiary, to be applied, at Beneficiary’s option, to the Obligations then secured hereby, in such order as Beneficiary may determine in its sole discretion.  Unless otherwise required by law, such application to the Obligations by Beneficiary of such payments shall not, by itself, cure or waive any Event of Default hereunder or notice of default under this Deed of Trust or any other Loan Document or invalidate any act done pursuant to such notice.

(b)           If no Event of Default hereunder has occurred and is continuing, and if such proceeds are reasonably expected to be $50,000 or less, Trustor shall be entitled to receive all such proceeds and shall apply such proceeds to the restoration, replacement, and rebuilding of that portion of the Premises so damaged, destroyed or lost to as nearly the same condition, character and value as may have existed prior to such damage, destruction or loss, with such changes or alterations as may be required to conform to applicable law.

(c)           (i)            If such proceeds are reasonably expected to exceed $50,000 and if an Event of Default has not occurred hereunder and is not continuing, Beneficiary shall apply all such insurance proceeds to the restoration, replacement and rebuilding of the damaged portion of the Premises, and such restoration, replacement and rebuilding shall be accomplished, upon satisfaction of each and all of the following conditions:  (i) except as provided in (ii) below, Beneficiary shall be satisfied that by the expenditure of such insurance proceeds the Premises will be fully restored within a reasonable period of time to its value immediately preceding the loss or damage, free and clear of all liens and encumbrances, except the lien of this Deed of Trust, the Permitted Exceptions and the Future Permitted Exceptions and such other liens as are specifically approved by Beneficiary in writing under this Deed of Trust; (ii) in the event such proceeds shall be insufficient to restore or rebuild the Premises, Trustor shall deposit promptly with Beneficiary funds which, together with the insurance proceeds, shall be sufficient in Beneficiary’s judgment to restore and rebuild the Premises; (iii) Trustor shall make reasonable efforts to obtain a waiver of the right of subrogation from any insurer under such policies of insurance who, at that time, claims that liability exists as to Trustor or the then owner or the assured under such policies; (iv) the excess of such insurance proceeds above the amount necessary to complete such restoration and compensate Trustor for all other insured losses shall be applied on account of the Obligations (first to interest and other charges due under the Note, then to expenses reimbursable to Beneficiary and then to the principal amount due under the Note in inverse order of maturity); (v) Beneficiary reviews and approves in writing the plans and specifications for the restoration work and Beneficiary receives written evidence satisfactory to Beneficiary that the same have been approved by all governmental authorities having jurisdiction; (vi) Trustor shall have furnished to Beneficiary, for Beneficiary’s approval, a detailed budget and cost breakdown for said restoration work signed by Trustor and describing the nature and type of expenses and amounts thereof estimated by Trustor for said restoration work including, but not limited to, the cost of material and supplies, architect and designer fees, general contractors’ fees, and the anticipated monthly disbursement schedule, and Beneficiary shall have given to Trustor written approval of such budget and cost breakdown (if Trustor determines at any time that its actual expenses differ or will differ from its estimated budget, it will so advise Beneficiary promptly); (vii) Trustor has delivered to Beneficiary evidence satisfactory to Beneficiary that all Leases existing at the time of the loss or damage will remain in full force and effect subject only to abatement of rent in accordance with the terms of the Leases until completion of such repair and restoration, and (viii) in Beneficiary’s reasonable judgment, such restoration work can be completed at least six (6) months prior to the maturity of the Note.

(ii)           In the event any of the conditions in Section 2.4.2(c)(i) are not or cannot be satisfied, then such insurance proceeds shall be disposed of as provided in Section 2.4.2(a) above.

(iii)          Under no circumstances shall Beneficiary become obligated to take any action to restore the Premises; all proceeds released or applied by the Beneficiary to the restoration of the Premises pursuant to the provisions of this Section shall be released and/or applied on the cost of restoration (including within the term “restoration” any repair, reconstruction or alteration) as such restoration progresses and upon the delivery to Beneficiary of such title insurance endorsements as Beneficiary may reasonably require, in amounts which shall equal ninety percent (90%) of the amounts from time to time certified by an architect approved by Beneficiary to have been incurred in such restoration of any and all of the Premises (i.e., 90% of the total amount expended by the contractor for the project under a contract approved by Beneficiary and billed by the contractor to Trustor) and performed by a contractor reasonably satisfactory to Beneficiary and who shall furnish such corporate surety bond, if any, as may be reasonably required by Beneficiary, in accordance with the plans and specifications therefor approved by Beneficiary and the remaining ten percent (10%) upon completion of such restoration and delivery to Beneficiary of evidence reasonably satisfactory to Beneficiary that no mechanics’ lien exists with respect to the work of such restoration; that the restoration work has been completed and fully paid for in accordance with plans and specifications for said work approved by Beneficiary; and that all Leases existing at the time the loss or damage occurred are in full force and effect with all tenants in possession and paying full rental under the Leases; and that all governmental approvals required for the Premises have been obtained and the same are in form and substance satisfactory to Beneficiary.

(iv)          If within a reasonable period of time after the occurrence of any loss or damage to the Premises, Trustor shall not have submitted to Beneficiary and received Beneficiary’s approval of plans and specifications for the repair, restoration or rebuilding of such loss or damage or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by Beneficiary and by all such governmental authorities, Trustor shall fail to commence promptly such repair, restoration or rebuilding, or if thereafter Trustor fails to carry out diligently such repair, restoration or rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work, or if any other condition of this Section is not satisfied within a reasonable period of time after the occurrence of any such loss or damage, then Beneficiary may, in addition to all other rights herein set forth, at Beneficiary’s option, (A) declare that an Event of Default has occurred and/or dispose of such proceeds as provided in Section 2.4.2(a) above, and/or (B) Beneficiary, or any lawfully appointed receiver of the Premises may at their respective options, perform or cause to be performed such repair, restoration or rebuilding, and may take such other steps as they deem advisable to carry out such repair, restoration or rebuilding, and may enter upon the Premises for any of the foregoing purposes, and Trustor hereby waives, for itself and all others holding under it, any claim against Beneficiary and such receiver (other than a claim based upon the alleged gross negligence or intentional misconduct of Beneficiary or any such receiver) arising out of anything done by them or any of them pursuant to this Section and Beneficiary may in its discretion apply any insurance or condemnation proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred by it in connection with the performance of such work, including attorneys’ fees, and any excess costs shall be paid by Trustor to Beneficiary and Trustor’s obligation to pay such excess costs shall be secured by the lien of this Deed of Trust and shall bear interest at the Default Rate set forth in the Note, until paid.

(d)           Nothing herein, and no authority given to Trustor to repair, rebuild or restore the Premises or any portion thereof, shall be deemed to constitute Trustor the agent of Beneficiary for any purpose, or to create, either expressly or by implication, any liens or claims or rights on behalf of laborers, mechanics, materialmen or other lien holders which could in any way be superior to the lien or claim of Beneficiary, or which could be construed as creating any third party rights of any kind or nature to the insurance funds.  At reasonable times during the work of restoration, and upon reasonable notice, Beneficiary, either personally or by duly authorized agents, shall have the right to enter upon the Premises for inspection of the work.  Trustor expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Premises from any casualty whatsoever, whether or not insurable or insured against.

2.4.3        Effect of the Indebtedness.  Any reduction in the Obligations resulting from the application to the Obligations of insurance proceeds pursuant to this Section 2.4 shall be deemed to take effect only on the date of receipt by Beneficiary of such proceeds and the application of such proceeds to the Obligations; provided that if prior to the receipt by Beneficiary of such proceeds, the Mortgaged Property shall have been sold on foreclosure of this Deed of Trust, or shall have been transferred by deed in lieu of foreclosure of this Deed of Trust, notwithstanding any limitation on Trustor’s liability contained herein or in the Note or the other Loan Documents, Beneficiary shall have the right to receive the same to the extent of any deficiency following such sale or conveyance, together with attorneys’ fees and disbursements incurred by Trustee and Beneficiary in connection with the collection thereof.

2.5           Condemnation.

2.5.1        Trustor's Obligations:  Proceedings.  Trustor, promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Premises, or any part thereof or interest therein, or of any right of eminent domain, or of any other proceedings arising out of injury or damage to or decrease in the value of the Premises (including a change in grade of any street), or any part thereof or interest therein (collectively referred to herein as “Condemnation”), will notify Beneficiary of the threat or pendency thereof and the following provisions shall apply:

2.5.2        Beneficiary's Rights to Proceeds.  If the amount of all compensation, awards, proceeds and other payments or relief in connection with such Condemnation, including, without limitation, proceeds of sale in lieu of Condemnation, made or granted to Trustor (collectively the “Proceeds”) is reasonably expected to be in excess of $50,000, all Proceeds and all judgments, decrees and awards for injury or damage to the Premises are hereby assigned to Beneficiary and shall be paid to Beneficiary to be held and disbursed as hereinafter set forth.  Trustor agrees to execute and deliver such further assignments thereof as Beneficiary may request and authorizes Beneficiary to collect and receive the same, to give receipts and acquittances therefor, and to appeal from any such judgment, decree or award unless the proposed or actual amount of such Proceeds exceeds the then outstanding amount of the Obligations.

2.5.3        Application of Proceeds; Total Taking.  In the event of a Condemnation of all or substantially all of the Premises or, without regard to the portion of the Premises subject to Condemnation, if an Event of Default shall have occurred hereunder and be continuing:

(a)           Beneficiary shall be entitled to all Proceeds of such Condemnation made or granted to Trustor and shall be entitled, at Beneficiary’s option, to commence, appear in and prosecute in its own name any action or proceedings.  All such Proceeds shall be deemed assigned to Beneficiary to the extent of any sums then secured by this Deed of Trust, and Trustor agrees to execute such further assignments of the Proceeds as Beneficiary or Trustee may require.

(b)           Beneficiary shall apply all such Proceeds, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys’ fees, incurred by it in connection with the collection of such Proceeds, to the Obligations secured by this Deed of Trust, in such order as Beneficiary may determine in its sole discretion.  Unless otherwise required by applicable law, such application or release shall not, by itself, cure or waive any Event of Default hereunder or notice of default under this Deed of Trust or any other Loan Document or invalidate any act done pursuant to such notice.

2.5.4        Application of Proceeds; Partial Taking.  If an Event of Default shall not have occurred hereunder and be continuing and in the event of a Condemnation of less than all or substantially all of the Land and/or Improvements, the following provisions shall apply:

(a)           In the event that such Proceeds are in an amount less than $50,000, Trustor shall be entitled to receive all such Proceeds and to apply such Proceeds to the payment of the costs and expenses of repairing and restoring the Premises.

(b)           In the event that such Proceeds are in the amount of $50,000 or more, the Proceeds shall be paid to and shall be disbursed by Beneficiary in the same manner, for the same purposes and subject to the same requirements as are applicable to insurance proceeds pursuant to the provisions of Section 2.4.2(a)-(d) above.

2.5.5        Right to Participate.  If:  (l) an Event of Default shall have occurred and be continuing hereunder; or (2) all or substantially all of the Premises have been taken by Condemnation and the Proceeds thereof are reasonably estimated to be equal to or less than the amount then due to Beneficiary by Trustor, Beneficiary shall have the right to settle, adjust or compromise any claim in connection with a Condemnation of the Land and/or Improvements.  In the event of a Condemnation of less than all or substantially all of the Land and/or Improvements and if an Event of Default shall not have occurred hereunder and be continuing then:  (A) Trustor may settle, adjust or compromise any claim which is reasonably expected to be in an amount less than $50,000; and (B) with respect to any claim which is reasonably expected to be in the amount of $50,000 or more, Beneficiary and Trustor shall each consult and cooperate with the other and each shall be entitled to participate in all meetings and negotiations with respect to the settlement of such claim.  Trustor at its expense shall deliver to Beneficiary copies of all papers served in connection with such Condemnation.  Any adjustment or settlement by Trustor of any claim which is in an amount in excess of $50,000 shall be subject to the approval of Beneficiary.

2.5.6        Effect on the Indebtedness.  Notwithstanding any Condemnation, taking or other proceeding referred to in this Section causing injury to or decrease in value of the Premises (including a change in grade of any street), or any interest therein, Trustor shall continue to pay and perform the Obligations as provided herein.  Any reduction in the Obligations resulting from the application to the Obligations of any proceeds, judgments, decrees or awards pursuant to Section 2.5.3 or 2.5.4 shall be deemed to take effect only on the date of receipt by Beneficiary of such proceeds, judgments, decrees or awards and their application against the Obligations, and the amount of all installment payments of the Obligations which thereafter become due shall be reduced and recalculated pro rata; provided that if prior to the receipt by Beneficiary of such proceeds, judgments, decrees or awards the Mortgaged Property shall have been sold on foreclosure of this Deed of Trust, or shall have been transferred by deed in lieu of foreclosure of this Deed of Trust, Beneficiary shall have the right to receive the same to the extent of any deficiency following such sale, with legal interest thereon together with attorneys’ fees and disbursements incurred by Trustee and Beneficiary in connection with the collection thereof.

2.6           Liens and Liabilities.

2.6.1        Discharge of Liens.  Trustor will pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Land and/or the Improvements, or on the revenues, rents, issues, income or profits arising therefrom and, in general, Trustor shall do, or cause to be done, at Trustor’s sole cost and expense, everything necessary to fully preserve the lien and priority of this Deed of Trust; provided, however, that Trustor shall not be obligated to pay, bond or discharge such claim or demand if payment is not yet due under the contract which is the foundation of such claim or demand; and provided further that so long as an Event of Default shall not have occurred and be continuing hereunder, Trustor shall have the right to contest or object to the amount or validity of any such claim and demand by appropriate administrative or judicial proceedings, in which event, the following provisions shall apply:

(a)           Trustor shall give Beneficiary written notice of Trustor’s intent to so contest or object to such claim or demand.

(b)           Trustor shall thereafter diligently proceed to cause such claim or demand to be removed and discharged.

(c)           Trustor, if requested by Beneficiary, shall deposit with Beneficiary a bond or other assurance reasonably satisfactory to Beneficiary in such amounts as Beneficiary shall reasonably require, but not more than 150% of the amount of the claim(s) or demand(s) plus costs, expenses, including reasonable attorneys’ fees, and interest.

2.6.2        Creation of Liens.  Except as otherwise set forth herein, Trustor will not, without Beneficiary’s consent, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for Impositions (as hereinafter defined) which are not yet due and payable), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Land and/or the Improvements, prior to, on a parity with or subordinate to the lien of this Deed of Trust.  If any of the foregoing becomes attached to the Land and/or the Improvements without such consent, Trustor will promptly cause the same to be discharged and released.

2.6.3        No Consent.  Nothing in the Loan Documents shall be deemed or construed in any way as constituting the consent or request by Trustee or Beneficiary, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Land and/or the Improvements.  Trustor further agrees that neither Trustee nor Beneficiary stands in any fiduciary relationship to Trustor.

2.7           Taxes and Other Charges.

2.7.1        Taxes on the Premises.  Trustor will pay prior to delinquency, all taxes, assessments, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a lien upon, the Premises, the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof (collectively, “Impositions”).  Trustor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.

2.7.2        Receipts.  Unless Trustor is making monthly deposits pursuant to Section 2.8 or unless Beneficiary otherwise directs, Trustor will furnish to Trustee and Beneficiary upon Trustee’s or Beneficiary’s request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

2.7.3        Income and Other Taxes Imposed on Trustor.  Trustor will promptly pay all income, franchise and other taxes owing by Trustor the nonpayment of which would result in a lien against the Premises or otherwise diminish or impair the security of this Deed of Trust, and any stamp taxes which may be required to be paid in connection with this Deed of Trust, together with any interest or penalties thereon.

2.7.4        Recording Fees and Other Taxes Imposed on Trustee or Beneficiary.  Trustor will pay any and all taxes, charges, filing, registration and recording fees (other than income, franchise, license, withholding and doing business taxes), imposed upon Trustee or Beneficiary by reason of or in connection with the execution, delivery and/or recording of the Loan Documents or the ownership of this Deed of Trust or any instrument supplemental hereto, any security instrument with respect to any Equipment or any instrument of further assurance, and shall pay all corporate stamp taxes required to be paid in connection with the Obligations.

2.7.5        Reimbursement for Certain Taxes and Costs.  In the event of the enactment of or change in (including a change in interpretation of) any applicable law (1) deducting or allowing Trustor to deduct from the value of the Premises for the purpose of taxation any lien or security interest thereon, or (2) subjecting Trustee and/or Beneficiary to any tax measured by or based on in whole or in part the indebtedness secured hereby, and the result is to increase the taxes imposed upon Trustee and/or Beneficiary or to reduce the amount of any payments receivable hereunder, then, and in anysuch event, Trustor shall, on demand, pay to Trustee and Beneficiary additional amounts to compensate for such increased costs or reduced amounts, provided that Trustor shall have the right to prepay the Obligations, or any portion thereof, in accordance with the provisions of the Note, and, provided, further, that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Obligations wholly or partially usurious under applicable law, then Beneficiary may, at its option, declare the Obligations immediately due and payable or require Trustor to pay or reimburse Trustee and Beneficiary for payment of the lawful and non-usurious portion thereof.

2.7.6        Right to Contest Taxes.  Notwithstanding anything set forth herein, so long as an Event of Default shall not have occurred hereunder and be continuing, Trustor shall have the right to contest or object to the amount or validity of any Imposition by appropriate legal proceedings so long as (i) Trustor notifies Beneficiary of Trustor’s intent to contest such Imposition; (ii) Trustor shall provide Beneficiary with evidence reasonably satisfactory to Beneficiary that such proceedings shall operate to prevent the sale of the Mortgaged Property or any portion thereof; (iii) Trustor shall have furnished Beneficiary with a bond or other assurances reasonably satisfactory to Beneficiary sufficient to satisfy such Imposition; and (iv) upon any final determination of such contest which is not appealable or is not being appealed by Trustor, Trustor shall pay the amount of such Imposition then due.

2.8           Tax and Insurance Deposits.

2.8.1        Amount of Deposits.  Upon the occurrence of an Event of Default hereunder, and during the continuance thereof, in order to more fully protect the security herein described, Beneficiary may at any time require that Trustor thereafter deposit and Trustor shall thereafter deposit each month with Beneficiary or any loan servicer or financial institution pursuant to Section 2.8.5 (the “Depository”), an amount equal to one-twelfth (1/12) of the estimated annual (i) Impositions; (ii) premiums for insurance required under Section 2.3; and (iii) other charges imposed upon the Land and/or the Improvements.  In addition, if required by Beneficiary, Trustor shall also deposit with the Beneficiary or Depository, as Beneficiary may direct, a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of insurance premiums at least thirty (30) days before such payments are due.  If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of Beneficiary’s reasonable estimate thereof, and, when such amount becomes fixed for the then current year, Trustor shall promptly deposit any deficiency with Beneficiary or the Depository, as Beneficiary shall direct.

2.8.2        Use of Deposits.  Funds so deposited shall, until so applied, constitute additional security for the Obligations (provided that such funds shall only be used to pay Impositions and premiums for insurance required under Section 2.3), shall be held by Beneficiary or the Depository free of trust and without interest (except to the extent required by applicable law), may be commingled with other funds of Beneficiary or the Depository, and shall be applied in payment of the aforesaid amounts prior to their becoming delinquent, but only to the extent that Beneficiary or the Depository shall have such funds on hand, provided that Beneficiary or the Depository shall have no obligation to use said funds to pay (i) any installment or Impositions prior to the last day on which payment thereof may be made without penalty or interest or to pay any insurance premium prior to the due date thereof, or (ii) any of the aforesaid amounts unless Trustor shall have furnished Beneficiary (and the Depository, if applicable), the bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, as the case may be.

2.8.3        Transfer of Deed of Trust.  Upon an assignment or other transfer of this Deed of Trust, Beneficiary or Depository shall notify Trustor and shall pay over the balance of such deposits in its possession to the assignee or other successor, and Beneficiary or the Depository shall thereupon be completely released from all liability with respect to such deposits and Trustor or the owner of the Premises shall look solely to the assignee or transferee with respect thereto.  This provision shall apply to every transfer of such deposits to a new assignee or transferee.

2.8.4        Transfer of the Premises.  Subject to Article 5 hereof, transfer of record title to the Premises or any portion thereof shall automatically transfer to the new owner the beneficial interest in any deposits under this Section.  Upon full payment and satisfaction of this Deed of Trust or, at Beneficiary’s option, at any prior time, the balance of amounts deposited in the Beneficiary’s or the Depository’s possession shall be paid over to the record owner of the Premises, and no other party shall have any right or claim thereto in any event.

2.8.5        Depository.  At Beneficiary’s request, Trustor agrees that in lieu of Beneficiary’s holding such deposits, Trustor shall, at Trustor’s expense, make the aforesaid deposits with such mortgage banker, bank or financial institution doing business in Texas as Beneficiary may from time to time designate.

2.9           Inspection.  Subject to compliance by Beneficiary and/or Trustee with any provisions of the Leases or of applicable law establishing the security of certain work areas on the Premises, Trustor will allow Trustee and Beneficiary and their authorized representatives to enter upon and inspect the Premises at all reasonable times and upon reasonable notice to provide assurance that Trustor is in compliance with Section 2.2 hereof, and will assist Trustee, Beneficiary and such representatives in effecting said inspection.

2.10         Estoppel Certificates.  Trustor, within ten (10) days after Beneficiary’s request, shall furnish to Beneficiary a written statement, duly acknowledged, certifying to Beneficiary and/or any proposed assignee of Beneficiary’s interest in this Deed of Trust, and/or any other party designated by Beneficiary, as to (a) the amount of the Obligations then owing under this Deed of Trust, (b) the terms of payment and maturity date of the Obligations, (c) the date to which interest has been paid under the Note, (d) whether any offsets or defenses exist against the Obligations and, if any are alleged to exist, a detailed description thereof, (e) a certified current rent roll of the Property, (f) the date to which the Rent, additional rent and other charges under the Leases have been paid, (g) whether or not any of the tenants under the Leases are in default under the Leases, and, if any of the tenants are in default, setting forth the specific nature of all such default, and (h) as to any other matters reasonably requested by Beneficiary and reasonably related to the Leases, the Obligations, the Mortgaged Property or this Deed of Trust.

ARTICLE 3
ASSIGNMENT OF RENTS AND OTHER SUMS UNDER THE LEASES

3.1           Deleted Intentionally.

ARTICLE 4
ADDITIONAL ADVANCES; EXPENSES; INDEMNITY

4.1           Additional Advances and Disbursements.  Trustor agrees that if an Event of Default occurs hereunder and is continuing with respect to any obligations hereunder to pay any amount or to perform any action, including, without limitation, its obligation under Section 2.7 to pay Impositions and under Section 2.3 to procure, maintain and pay premiums on the insurance policies referred to therein, then Trustee and/or Beneficiary shall have the right, but not the obligation, in Trustor’s name or in its or their own name, and without notice to Trustor, to advance all or any part of such amounts or to perform any or all such actions, and, for such purpose, Trustor expressly grants to Trustee and Beneficiary, in addition and without prejudice to any other rights and remedies hereunder, the right to enter upon and take possession of the Premises in accordance with applicable law to such extent and as often as either of them may deem necessary or desirable to prevent or remedy any such default.  Except as otherwise provided by law, no such advance or performance shall be deemed to have cured such default by Trustor or any Event of Default with respect thereto.  All sums advanced and all expenses incurred by Trustee and/or Beneficiary in connection with such advances or actions, and all other sums advanced or expenses incurred by Beneficiary hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall be part of the Obligations, shall bear interest at the Default Rate from the date of disbursement until paid (as defined in the Note) and shall be secured by this Deed of Trust.  Trustee and/or Beneficiary, upon making any such advance, shall be subrogated to all of the rights of the person receiving such advance.

4.2           Other Expenses.

4.2.1        Trustor will pay or, on demand, reimburse Trustee and Beneficiary for the payment of, all recording and filing fees, abstract fees, title insurance premiums and fees, Uniform Commercial Code search fees, escrow fees, reasonable attorneys’ fees and disbursements and all other reasonable costs and expenses incurred by Trustor, Trustee and/or Beneficiary in connection with the granting, administration, enforcement and closing (including the preparation of the Loan Documents) of the transactions contemplated hereunder or under the other Loan Documents, or otherwise attributable or chargeable to Trustor as owner of the Mortgaged Property.  Notwithstanding anything to the contrary contained herein in this Section 4.2.1, the provisions of this Section 4.2 shall not be deemed or construed to authorize Beneficiary to undertake, exercise or perform any action in the administration of the transactions contemplated hereunder not otherwise (i) authorized by the terms of this Deed of Trust or the Loan Documents or (ii) permitted under applicable law to be undertaken, exercised or performed by a trust deed beneficiary to protect the security afforded by a deed of trust upon real property.

4.2.2        Trustor will pay or, on demand, reimburse Trustee and Beneficiary for the payment of any costs or expenses (including attorneys’ fees and disbursements) incurred or expended in connection with or incidental to (i) any default or Event of Default by Trustor hereunder or under the Loan Documents or (ii) the exercise or enforcement by or on behalf of Trustee and/or Beneficiary of any of their rights or remedies or Trustor’s obligations under this Deed of Trust or under the other Loan Documents, including the enforcement, compromise or settlement of this Deed of Trust or the Obligations or the defense or assertion of the rights and claims of Trustee and Beneficiary hereunder in respect thereof, by litigation or otherwise.  All of the foregoing costs and expenses must be paid to Beneficiary as part of any reinstatement tendered under this Deed of Trust.

4.3           Indemnity.

4.3.1        Trustor agrees to indemnify and hold harmless Trustee and Beneficiary from and against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including attorneys’ fees and disbursements) which may be imposed on, incurred or paid by or asserted against Trustee and/or Beneficiary by reason or on account of, or in connection with, (i) any willful misconduct of Trustor or any default or Event of Default by Trustor hereunder or under the other Loan Documents, (ii) Trustee’s and/or Beneficiary’s good faith and commercially reasonable exercise of any of their rights and remedies, or the performance of any of their duties, hereunder or under the other Loan Documents to which Trustor is a party, (iii) the construction, reconstruction or alteration of the Premises, (iv) any negligence of Trustor, or any negligence or willful misconduct of any lessee of the Premises, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, or (v) any accident, injury, death or damage to any person or property occurring in, on or about the Premises or any street, drive, sidewalk, curb or passageway adjacent thereto, except for the willful misconduct or gross negligence of the indemnified person.  Any amount payable to Trustee or Beneficiary under this Section 4.3 shall be due and payable within ten (10) days after demand therefor and receipt by Trustor of a statement from Trustee, Beneficiary and/or counsel for Beneficiary setting forth in reasonable detail the amount claimed and the basis therefor, and such amounts shall bear interest at the Default Rate (as defined in the Note) from and after the date such amounts are paid by Beneficiary or Trustee until paid in full by Trustor.

4.3.2        Trustor’s obligations under this Section shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation on its part under any such policy of covering insurance.  If any claim, action or proceeding is made or brought against Trustee and/or Beneficiary which is subject to the indemnity set forth in this Section, Trustor shall resist or defend against the same, if necessary in the name of Trustee and/or Beneficiary, by attorneys for Trustor’s insurance carrier (if the same is covered by insurance) or otherwise by attorneys approved by Beneficiary.  Notwithstanding the foregoing, Trustee and Beneficiary, in their discretion, may engage their own attorneys to resist or defend, or assist therein, and Trustor shall pay, or, on demand, shall reimburse Trustee and Beneficiary for the payment of, the reasonable fees and disbursements of said attorneys.

4.3.3        Trustor shall indemnify and save and hold harmless Beneficiary and its successors and assigns for, from and against all claims, liabilities, proceedings, suits, losses, damages (including punitive damages), judgments and environmental response and clean-up costs, fines, penalties and expenses (including reasonable counsel fees, costs and expenses incurred in investigating and defending against the assertion of any such liabilities, regardless of their merit), which may be asserted against, sustained, suffered or incurred by Beneficiary or its successors and assigns because of the existence of any toxic or hazardous material, substance, waste, pollutant or contaminant or arising from any other violation of any governmental law, regulation or requirement now or hereafter in effect relating to human health or the safety or protection of the environment.  This indemnity shall include claims asserted by any federal, state or local governmental agency or any private party and shall continue in effect following any release and reconveyance of this Deed of Trust or foreclosure or other realization upon the security by Beneficiary or its successors and assigns, or any conveyance in lieu of such foreclosure or other realization.

ARTICLE 5
SALE OR TRANSFER OF THE PREMISES

5.1           Continuous Ownership:  Due on Sale Clause.

5.1.1        Trustor acknowledges that the continuous ownership of the Premises by Trustor is a material inducement to Beneficiary’s agreement to enter into the transactions hereinabove described and Beneficiary’s agreement in connection with the Obligations.  Trustor agrees that, except as otherwise provided herein or in the other Loan Documents, Trustor will not, whether voluntarily or involuntarily, (w) sell, grant, convey, assign, further encumber, otherwise transfer by operation of law or otherwise (collectively, “Transfer”), (x) permit to be the subject of a Transfer, (y) enter into an agreement to Transfer, or (z) grant an option which or take any action which pursuant to the terms of any agreement to which Trustor is a party may result in a Transfer of, the Land or the Improvements, or any legal, beneficial or equitable interest therein.

Any person or legal representative of Trustor to whom Trustor’s interest in the Premises passes by operation of law, or otherwise, shall be bound by the provisions of this Deed of Trust.

5.1.2        The provisions of this Section shall apply to each and every such Transfer of all or any portion of the Premises or any legal or equitable interest therein, regardless of whether or not Beneficiary has consented to, or waived by its action or inaction its rights hereunder with respect to any previous Transfer of all or any portion of the Premises or any legal or equitable interest therein.

5.1.3        In the event that Trustor shall Transfer the Premises or any legal, beneficial or equitable interest therein, or cause or permit to occur any of the other transactions described in Section 5.1.1, without Beneficiary’s prior written consent, Beneficiary may elect to declare the Obligations, together with any other sums secured hereby, immediately due and payable.  Beneficiary may withhold its consent to any proposed Transfer for any reason, including the failure of the prospective transferee of the Premises to reach an agreement in writing with Beneficiary increasing the interest payable on the Obligations to such rate as Beneficiary shall request.

ARTICLE 6
DEFAULTS AND REMEDIES

6.1           Events of Default.  The term “Event of Default”, as used in this Deed of Trust, shall mean the occurrence of any of the following events (after any applicable notice to Trustor and the expiration of any applicable period of grace specifically set forth herein or in any written agreement between Trustor and Beneficiary):

6.1.1        Trustor shall fail to make any payment (whether of principal, interest, expenses, fees or otherwise) required to be made to Beneficiary under the Note, this Deed of Trust, or any of the other Loan Documents when due, whether by acceleration or otherwise; or

6.1.2        Any representation, warranty or statement made by Trustor (or any of its representatives) in this Deed of Trust or in any other Loan Document or in any certificate or other document delivered under any of the Loan Documents or in any application or commitment for the loan evidenced by the Note shall have been incorrect in any material respect when made; or

6.1.3        Any one or more of the following occurs with respect to Trustor, any guarantor of the Obligations or any other person liable for any of the Obligations:

(a)           A general assignment by any such person for the benefit of creditors; or

(b)           The filing of a voluntary petition in bankruptcy, insolvency, reorganization, or liquidation, or any other petition under any section or chapter of the Bankruptcy Code or any similar law, whether state, federal, or otherwise, for the relief of debtors; or

(c)           The filing of any involuntary petition or any other petition against any such person under any section or chapter of the Bankruptcy Code, or any similar law, whether state, federal, or otherwise, relating to insolvency, reorganization, or liquidation, or for the relief of debtors, by the creditors of such person, said petition remaining undischarged for a period of ninety (90) days; or

(d)           The appointment by any court of a receiver or similar official to take possession of the Premises (or any portion thereof) or any property or any asset or assets of any such person, said receivership remaining undischarged for a period of ninety (90) days; or

(e)           The application by any such person or the consent or acquiescence by any such person to an application for the appointment of a custodian, receiver, conservator, trustee, or similar official for such person or for a substantial part of the property or business of any of them; or

(f)            Attachment, execution or judicial seizure (whether by enforcement of money judgment, by writ or warrant of attachment, or by any other process) of the Premises or of all or any part of the assets of any such person, such attachment, execution or other seizure remaining undismissed or undischarged for a period of ninety (90) days after the levy thereof, or, in any event, later than five (5) days prior to the date of any proposed sale thereunder; or

(g)           The admission in writing by any such person of its inability to pay its debts or perform its obligations as they become due; or

(h)           The calling of a meeting of the creditors representing a significant portion of the liabilities of any such person, for the purpose of effecting a moratorium, extension or composition of debt or any of the foregoing; or

6.1.4        Trustor shall fail to pay any indebtedness in excess of $50,000.00 (other than the Obligations) or interest thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise)and such failure shall continue after the applicable grace period, if any specified in the agreement or instrument relating to such indebtedness that results in acceleration of such indebtedness; or any other event of default shall occur under any agreement, instrument or other document relating to any such indebtedness if the effect of such default is to be accelerated, or permit the acceleration of, the maturity of such indebtedness provided however that the waiver or cure of such event of default under such other agreement shall and be deemed to cure any Event of Default resulting therefrom; or

6.1.5        Any judgment or order for the payment of money in excess of $50,000.00 shall be rendered against Trustor and either (i) enforcement, collection, execution or levy proceedings shall have been commenced on such judgment, or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of supersedes, bond or otherwise, shall not be in effect; or

6.1.6        Any of the Loan Documents shall, as a result of any action taken by Trustor, cease to create a valid and perfected first priority lien upon any of the security purported to be covered thereby; or

6.1.7        The occurrence of a default in the performance or observation of any other provisions of this Deed of Trust or of any of the other Loan Documents; or

6.1.8        Trustor abandons the Premises or ceases to do business or terminates its business for any reason whatsoever; or

6.1.9        Trustor shall fail at any time to obtain, provide, maintain, keep in force or deliver to Trustee or Beneficiary the insurance policies required by Section 2.3 hereof and such failure shall continue for five (5) days after written notice; or

6.1.10      Any claim of priority as to this Deed of Trust or any other document or instrument securing the Obligations by title, lien or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Trustor, unless Beneficiary shall have received full payment for the entire loss resulting from such claim; or

6.1.11      The filing of formal charges against Trustor under any federal or state law for the violation of which law the forfeiture of any property of Trustor is a potential penalty.

6.2           Remedies.  Upon the occurrence and during the continuance of any one or more Events of Default, Trustee and/or Beneficiary may (but shall not be obligated), in addition to any rights or remedies available to them hereunder or under the other Loan Documents, take such action personally or by their agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived to the extent permitted by law) as they deem necessary or advisable to protect and enforce Beneficiary’s rights and remedies against Trustor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Trustee and/or Beneficiary may determine, in their sole discretion, without impairing or otherwise affecting its or their other rights or remedies:

(a)           Beneficiary may declare the Obligations, including the then unpaid principal balance on the Note, the accrued but unpaid interest thereon, court costs and attorney's fees hereunder immediately due and payable, without notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Trustor), whereupon the same shall become immediately due and payable.  Additionally, Beneficiary shall not be required to make any further advances on the Note or other Loan Documents upon the occurrence of an Event of Default or an event which, with the giving of notice or passing of time, would constitute an Event of Default.

(b)           Beneficiary may enter upon the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto without notice and without being guilty of trespass, and hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Beneficiary may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary shall deem necessary or desirable), and apply all rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions of subsection (h) of this Section 6.2.  Trustor hereby irrevocably appoints Beneficiary as the agent and attorney–in–fact of Trustor, with full power of substitution, and in the name of Trustor, if Beneficiary elects to do so, to (i) endorse the name of Trustor on any checks or drafts representing proceeds of the insurance policies, or other checks or instruments payable to Trustor with respect to the Mortgaged Property, (ii) prosecute or defend any action or proceeding incident to the Mortgaged Property, and (iii) take any action with respect to the Mortgaged Property that Beneficiary may at any time and from time to time deem necessary or appropriate.  Beneficiary shall have no  obligation to undertake any of the foregoing actions, and if Beneficiary should do so, it shall have no liability to Trustor for the sufficiency or adequacy of any such actions taken by Beneficiary.

(c)           (i)            Beneficiary may, by and through Trustee, or otherwise, sell or offer for sale the Mortgaged Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction in accordance with the requirements of Section 51.002 of the Texas Property Code.  In instances where the Mortgaged Property is located in the State of Texas, such sale shall be made at the courthouse of the county in which the Mortgaged Property (or any of that portion thereof to be sold) is located, whether the parts or parcels thereof, if any, in different counties are contiguous or not (and without the necessity of having any personal property present at such sale) in the area designated by the county commissioners for foreclosure sales (or, if no area has been designated, at the location at the courthouse designated by Beneficiary by or through Trustee in the written notice hereinafter described) on the first Tuesday of a month between the hours of 10:00 a.m. and 4:00 p.m. after advertising the time, place and terms of sale and that portion of the Mortgaged Property to be sold by posting or causing to be posted written or printed notice thereof at least twenty-one (21) days before the date of the sale both at the courthouse door of each county in which the Mortgaged Property is located and with the county clerk of each county in which the Mortgaged Property is located, which notice shall be posted at the courthouse door and filed with the county clerk by the Trustee, or by any person acting for him.  The written notice shall include the earliest time at which the sale will be held.  Beneficiary shall serve, or shall cause to be served at least twenty-one (21) days before the date of sale, written or printed notice of the proposed sale by certified mail on each debtor obligated to pay the Indebtedness according to the records of Beneficiary by the deposit of such notice in the United States mail, postage prepaid and addressed to each debtor at such debtor's last known address as shown by the records of Beneficiary.  The affidavit of a person knowledgeable of the facts to the effect that service was completed is prima facie evidence of service.

(ii)           Beneficiary, may, at its option, accomplish all or any of the aforesaid in such manner as permitted or required by Section 51.002 of the Texas Property Code relating to the sale of real property or by Chapter 9 of the Texas Business and Commerce Code relating to the sale of personalty after default by a debtor  (as said section and chapter now exist or may be hereinafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same.  At any such sale:

A.            whether made under the power herein contained, the aforesaid Section 51.002, the Texas Business and Commerce Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee  to have been physically present, or to have constructive possession of, the Mortgaged Property (Trustor shall deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale;

B.            each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Trustor;

C.            each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder;

D.            any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed;

E.             the receipt by Trustee or of such other party or officer making the sale of the full amount of the purchase money shall be sufficient to discharge the purchaser or purchasers from any further obligation for the payment thereof, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof;

F.             to the fullest extent permitted by law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either  at law or in equity, in and to the property sold, and such sale shall be a perpetual bar, both at law and in equity, against Trustor and against all other persons claiming or to claim the property sold or any part thereof by, through or under Trustor; and

G.            to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale. After sale of the Mortgaged Property, or any portion thereof, Trustor will be divested of any and all interest and claim thereto, including any interest or claim to all insurance policies, bonds, loan commitments and other intangible property covered hereby.  Additionally, Trustor will be considered a tenant at sufferance of the purchaser of the Mortgaged Property, and said purchaser shall be entitled to immediate possession thereof, and if Trustor shall fail to vacate the Mortgaged Property immediately, the purchaser may and shall have the right, without further notice to Trustor, to go into any justice court in any precinct or county in which the Mortgaged Property is located and file an action in forcible entry and detainer, which action shall lie against Trustor or its assigns or legal representatives, as a tenant at sufferance. This remedy is cumulative of any and all remedies the purchaser may have hereunder or otherwise.

(d)           Upon, or at any time after, commencement of foreclosure of the lien and security interest provided for herein or any legal proceedings hereunder, Beneficiary may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Trustor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, for appointment of a receiver of the Mortgaged Property, and Trustor does hereby irrevocably consent to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of subsection (h) of this Section 6.2.

(ii)           Beneficiary may exercise any and all other rights, remedies and recourses granted under the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

                                (e)           Trustee and Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the Texas Business and Commerce Code in effect and applicable to the Property or any portion thereof) and the same (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against Trustor, any guarantor of the Obligations or others obligated under the Note, or against the Mortgaged Property, or against any one or more of them at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Trustor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be, and shall be, nonexclusive.

                                (f)            To the fullest extent permitted by law, Trustor hereby irrevocably and unconditionally waives and releases (i) all benefits that might accrue to Trustor by any present or future laws exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (ii) all notices of any Event of Default (except as may be specifically provided for under the terms hereof), presentment, demand, notice of intent to accelerate, notice of acceleration and any other notice of Beneficiary's or Trustee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; (iii) any right to appraisal or marshalling of assets or a sale in inverse order of alienation; (iv) the exemption of homestead; and (v) the administration of estates of decedents, or other matter to defeat, reduce or affect the right of Beneficiary under the terms of this Instrument to sell the Mortgaged Property for the collection of the Obligations secured hereby (without any prior or different resort for collection) or the right of Beneficiary, under the terms of this Instrument, to receive the payment of the Indebtedness out of the proceeds of sale of the Property in preference to every other person and claimant whatever (only reasonable expenses of such sale being first deducted).  Trustor expressly waives and relinquishes any right or remedy which it may have or be able to assert by reason of the provisions of Chapter 34 of the Texas Business and Commerce Code pertaining to the rights and remedies of sureties.

                                (g)           Trustor, any guarantor of the Obligations, and any other party liable on the Obligations shall be liable for any deficiency remaining in the Obligations subsequent to any sale referenced in this Section 6.2.

                                (h)           Beneficiary shall have the right to become the purchaser at any sale of the Property hereunder and shall have the right to be credited on the amount of its bid therefor all of the Obligations due and owing as of the date of such sale.

6.3           Expenses.  If any action is commenced to foreclose this Deed of Trust, or to enforce any other remedy of Trustee and/or Beneficiary under any of the Loan Documents, or to otherwise protect Beneficiary’s interests in the Premises, whether such action is judicial or pursuant to the power of sale contained herein or otherwise, there shall be added to the Obligations secured by this Deed of Trust all costs and expenses, including attorneys’ fees, appraisal fees and environmental audit or assessment fees, plus interest thereon at the Default Rate (as defined in the Note) from expenditure until paid, in the commencement and prosecution of such action, whether or not such action results in a foreclosure sale, foreclosure or other judicial decree or judgment.

6.4           Rights Pertaining to Sales.  Subject to the provisions or other requirements of law, the following provisions shall apply to any sale or sales of the Mortgaged Property under or by virtue of this Article 6, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

6.4.1        Trustee, at the request of Beneficiary, may conduct any number of sales from time to time.  The power of sale set forth in Section 6.2.4 hereof shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Trustee’s or Beneficiary’s opinion, until the Obligations shall have been paid in full.

6.4.2        Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

6.4.3        After each sale, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Trustor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided.  Trustee is hereby appointed the true and lawful attorney-in-fact of Trustor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Trustor’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof.  Nevertheless, Trustor, if requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or such purchaser or purchasers all such instruments as may be advisable, in Trustee’s or Beneficiary’s judgment, for the purposes as may be designated in such request.

6.4.4        Any and all statements of fact or other recitals made in any of the instruments referred to in Section 6.4.3 given by Trustee and/or Beneficiary as to nonpayment of the Obligations, or as to the occurrence of any Event of Default, or as to Beneficiary having declared all or any of the Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by Trustor, Beneficiary, or by such Trustee, shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.  Trustee and/or Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale, but in the name and behalf of Trustee or Beneficiary, as applicable.

6.4.5        The receipt of Trustee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price of any part thereof upon or for any trust or purpose of this Deed of Trust or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

6.4.6        Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Trustor to the fullest extent permitted by applicable law.

6.4.7        Upon any such sale or sales, Beneficiary may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Trustee or Beneficiary is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

6.4.8        In the event that Trustor, or any person claiming by, through or under Trustor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after any sale thereof, then Trustor, or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

6.4.9        Upon any such sale, it shall not be necessary for Trustee, Beneficiary or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

6.4.10      In the event of any sale referred to in this Section, the entire Obligations, if not previously due and payable, immediately thereupon shall, notwithstanding anything to the contrary herein or in the other Loan Documents, become due and payable.

6.4.11      In the event a foreclosure hereunder shall be commenced by Trustee at the request of Beneficiary, Trustee or Beneficiary may at any time before the sale of the Mortgaged Property abandon the sale, and may institute suit for the collection of the Obligations and for the foreclosure of this Deed of Trust, or in the event that Trustee or Beneficiary should institute a suit for collection of the Obligations, and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of final judgment in said suit dismiss the same and sell or require Trustee to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust.

6.5           Application of Proceeds.  The purchase money, proceeds or avails of any sale referred to in Section 6.4, together with any other sums which may be held by Trustee or Beneficiary hereunder, whether under the provisions of this Article 6 or otherwise, shall, except as herein expressly provided to the contrary, be applied as follows:

First:  To the payment of the costs and expenses of any such sale, including compensation to Trustee and/or Beneficiary, their agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Trustee and/or Beneficiary hereunder, together with interest thereon as provided herein, and all taxes, assessments and other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second:  To the payment in full of the Obligations (including principal, interest, premium and fees) in such order as Beneficiary may elect.

Third:  To the payment of any other sums secured hereunder or required to be paid by Trustor pursuant to any provision of the Loan Documents.

Fourth:  To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

6.6           Additional Provisions as to Remedies.

6.6.1        No right or remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and continuing, shall be in addition to every other right or remedy given hereunder, or under the other Loan Documents or now or hereafter existing at law or in equity, and may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary.

6.6.2        No delay or omission by Trustee or Beneficiary to exercise any right or remedy hereunder upon any default or Event of Default shall impair such exercise, or be construed to be a waiver of any such default or Event of Default or an acquiescence therein.

6.6.3        The failure, refusal or waiver by Trustee or Beneficiary of its right to assert any right or remedy hereunder upon any default or Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.

6.6.4        Neither Trustee nor Beneficiary shall have any obligation to pursue any rights or remedies they may have under any other agreement prior to pursuing their rights or remedies hereunder or under the other Loan Documents.

6.6.5        No recovery of any judgment by Trustee or Beneficiary and no levy of an execution upon the Mortgaged Property or any other property of Trustor shall affect, in any manner or to any extent, the lien of this Deed of Trust upon the Mortgaged Property, or any liens, rights, powers or remedies of Trustee or Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired as before.

6.6.6        Beneficiary may resort or cause Trustee to resort to any security given by this Deed of Trust or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Beneficiary may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights or benefits granted hereunder.

6.6.7        Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver or a cure of such default or Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

6.6.8        In the event that Trustee or Beneficiary shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Trustor, Trustee and Beneficiary shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof.

6.6.9        In every instance when a receiver is appointed with respect to all or any portion of the Mortgaged Property pursuant to Section 6.2.10 above or otherwise, at Beneficiary’s discretion, the receiver shall be authorized, among other such duties and powers as may be ordered or granted by the court, to take possession of the Mortgaged Property; to manage, control and protect the Mortgaged Property; to collect the rents, issues, profits, revenues, earnings and income arising therefrom, and to apply the same toward the payment of expenses, including management and operating expenses, taxes, assessments, utilities, mortgage payments and insurance premiums of or in connection with the Mortgaged Property; to maintain the Mortgaged Property in a reasonable state of repair so that there will be no excessive depreciation or devaluation thereof arising from lack of prudent management; to enter into such lease agreements or rental agreements with new tenants for the Mortgaged Property as such receiver deems reasonable and prudent; to amend, extend or renew existing Leases upon such terms as such receiver deems reasonable and prudent; to, if necessary, retain a property management firm to assist in such duties upon such terms as such receiver deems reasonable and appropriate; to perform appraisals and/or environmental audits of the Mortgaged Property; and to take such other action as is necessary in order to provide services to the tenants under any existing or future Leases or as is necessary to accomplish any of the foregoing.

6.7           Deleted Intentionally.

6.8           Waiver of Rights and Defenses.  To the full extent Trustor may do so, Trustor agrees with Beneficiary as follows:

6.8.1        Trustor will not at any time, insist on, plead, claim or take the benefit or advantage of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium or redemption, or of any statute of limitations, and Trustor, for itself and its heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming an interest in the Mortgaged Property (other than Beneficiary) hereby, to the extent permitted by applicable law, waives and releases all rights of redemption, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, and all rights to a marshaling of the assets of Trustor, including the Mortgaged Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.

6.8.2        Trustor shall not have or assert any right under any statute or rule of law pertaining to any of the matters set forth in Section 6.8.1, to the administration of estates of decedents or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Trustee and Beneficiary hereunder, including the rights of Trustee and/or Beneficiary hereunder to a sale of the Mortgaged Property for the collection of the Obligations without any prior or different resort for collection, or to the payment of the Obligations out of the proceeds of sale of the Mortgaged Property in preference to any other person.

6.8.3        If any statute or rule of law referred to in this Section and now in force, of which Trustor or any of its representatives, successors or assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this Section, shall hereafter be repealed of cease to be in force, such statute or rule of law shall not thereafter be deemed to preclude the application of this Section.

6.8.4        Trustor shall not be relieved of its obligation to pay the Obligations at the time and in the manner provided herein and in the other Loan Documents, nor shall the lien or priority of this Deed of Trust or any other Loan Documents be impaired by any of the following actions, non-actions or indulgences by Trustee or Beneficiary:

(a)           any failure or refusal by Trustee or Beneficiary to comply with any request by Trustor (X) to consent to any action by Trustor or (Y) to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the other Loan Documents;

(b)           any release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Obligations, or any person liable for payment of the Obligations;

(c)           any waiver by Beneficiary of compliance by Trustor with any provision of this Deed of Trust or the other Loan Documents, or consent by Beneficiary to the performance by Trustor of any action which would otherwise be prohibited thereunder, or to the failure by Trustor to take any action which would otherwise be required hereunder or thereunder; and

(d)           any agreement or stipulation between Trustee or Beneficiary and Trustor, or, with or without Trustor’s consent, between Trustee or Beneficiary and any subsequent owner or owners of the Mortgaged Property or any other security for these Obligations, renewing, extending or modifying the time of payment or the terms of this Deed of Trust or any of the other Loan Documents (including a modification of any interest rate), and in any such event Trustor shall continue to be obligated to pay the Obligations at the time and in the manner provided herein and in the other Loan Documents, as so renewed, extended or modified, unless expressly released and discharged by Beneficiary.

6.8.5        Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, Beneficiary may release any person at any time liable for the payment of the Obligations or any portion thereof or any part of the security held for the Obligations and with the prior written consent and agreement of Trustor may extend the time of payment or otherwise modify the terms of this Deed of Trust or of any of the Loan Documents, including a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting this Deed of Trust, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest.  Beneficiary may resort for the payment of the Obligations to any other security held by Beneficiary (or any trustee for the benefit of Beneficiary) in such order and manner as Beneficiary in its discretion, may elect.  Beneficiary may take or cause to be taken action to recover the Obligations, or any portion thereof, or to enforce any provision hereof or of the other Loan Documents without prejudice to the right of Beneficiary thereafter to foreclose or cause to be foreclosed this Deed of Trust.  Beneficiary shall not be limited exclusively to the right and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity.  The rights of Trustee and Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Trustee and/or Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

6.9           Exercise by Trustee.  Notwithstanding anything herein to the contrary, Trustee (a) shall not exercise, or waive the exercise of, any of its rights or remedies under this Article (other than its right to reimbursement) except upon the request of Beneficiary, and (b) shall exercise, or waive the exercise of, any or all of such rights or remedies upon the request of Beneficiary and at the direction of Beneficiary as to the manner of such exercise or waiver, provided that Trustee shall have the right to decline to follow any of such request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

ARTICLE 7
DEFEASANCE

7.1           Defeasance.  If all of the Obligations shall be paid as the same become due and payable, then and in that event only all rights hereunder (except for the rights and obligations set forth in Section 4.3 hereof) shall terminate and the Mortgaged Property shall become wholly released and cleared of the liens, security interests, conveyances and assignments evidenced hereby, upon receipt by Beneficiary of payment of all Obligations secured hereby.  In such event Trustee shall at the request of the Trustor, promptly deliver to Trustor, in recordable form, all such documents as shall be necessary to release the Mortgaged Property from the liens, security interests, conveyances and assignments created or evidenced hereby.  Notwithstanding anything in the preceding sentence to the contrary, Trustee shall so release the Mortgaged Property only upon the direction of Beneficiary.

ARTICLE 8
ADDITIONAL PROVISIONS

8.1           Provisions as to Payments, Advances.

8.1.1        To the extent that any part of the Obligations is used to pay indebtedness secured by any outstanding lien, security interest, charge or encumbrance against the Mortgaged Property that is superior to this Deed of Trust, or to pay in whole or in part the purchase price therefor, Trustee and Beneficiary shall be subrogated to any and all rights, security interests and liens held by any owner or holder of the same, whether or not the same are released.  Trustor agrees that, in consideration of such payment by Trustee or Beneficiary, effective upon such payment Trustor shall and hereby does waive and release all demands, defenses and causes of action for offsets and payments with respect to the same.

8.1.2        Any payment made under this Deed of Trust by any person at any time liable for the payment of the Obligations, or by any subsequent owner of the Mortgaged Property or by any person or entity that might be prejudiced in the event of a failure to make such payment, or by any partner, stockholder, officer or director thereof, shall be deemed, as between Trustee or Beneficiary and all such persons, to have been made on behalf of all such persons.

8.2           Usury Savings Clause.  All agreements in this Deed of Trust and in the other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws, if any.  If, from any circumstance whatsoever, fulfillment of any provision of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, Beneficiary shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to Trustor.

8.3           Separability.  If all or any portion of any provision of this Deed of Trust or the other Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

8.4           Notices.  Any notice, demand, consent, approval, direction, agreement or other communication (any “Notice”) required or permitted hereunder or under the other Loan Documents shall be in writing and shall be validly given and effectively served if mailed by United States mail, first class or certified mail, return receipt requested, postage prepaid, addressed as set forth above to the person entitled to receive the same.

Any Notice shall be deemed to have been validly given and effectively served hereunder two (2) days after so mailed.  Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Deed of Trust, any other address or addresses upon giving three (3) days’ notice thereof to each other person then entitled to receive notices or other instruments hereunder.

8.5           Right to Deal.  In the event that ownership of the Mortgaged Property becomes vested in a person other than Trustor, Trustee and Beneficiary may, without notice to Trustor, deal with such successor or successors in interest with reference to this Deed of Trust or the Obligations in the same manner as with Trustor, without in any way vitiating or discharging Trustor’s liability hereunder or for the payment of the Obligations or being deemed a consent to such vesting.

8.6           No Merger.

8.6.1        If both the lessor’s and the lessee’s interest under any Lease shall at any time become vested in any one person, this Deed of Trust and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and, in such event, Trustee and Beneficiary shall continue to have and enjoy all of the rights and privileges of Trustee and Beneficiary hereunder as to each separate estate.

8.6.2        Upon the foreclosure of the lien created hereby on the Mortgaged Property, as herein provided, any Leases then existing shall not be destroyed or terminated by application of the doctrine of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at a foreclosure sale shall so elect by notice to the lessee in question.

8.7           Applicable Law.  THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS LAWS RELATING TO CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF TEXAS MANDATORILY GOVERN THE MANNER OR PROCEDURE FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN CREATED BY THIS DEED OF TRUST PROVIDED THAT ANY REMEDIES HEREIN PROVIDED WHICH DEED OF TRUST SHALL BE VALID UNDER THE LAWS OF THE STATE OF TEXAS WHERE PROCEEDINGS FOR THE ENFORCEMENT HEREOF SHALL BE TAKEN SHALL NOT BE AFFECTED BY ANY INVALIDITY UNDER THE LAWS OF THE STATE OF CALIFORNIA.

8.8           Appointment of Trustee and Beneficiary.  In the event Trustor is obligated to execute any document or instrument referred to in Section 2.1.2 or 2.1.3 hereof and fails or refuses to do so within 10 days after written demand by Beneficiary, Trustor hereby appoints each of Trustee and Beneficiary, severally its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery and filing or recording for and in the name of Trustor of any of the documents or instruments referred to in Section 2.1.2 or 2.1.3.

8.9           Discretion of Trustee and Beneficiary.  Whenever Trustee’s or Beneficiary’s judgment, consent or approval is required hereunder for any matter, such judgment, or the decision as to whether or not to consent to or approve the same shall be in the reasonable discretion of Trustee or Beneficiary, as the case may be.  Whenever Trustee or Beneficiary shall have an option or election under this Deed of Trust, the decision whether or not to exercise such option or election shall be in the sole and absolute discretion of Trustee or Beneficiary, as the case may be.

8.10         Provisions as to Covenants and Agreements.  All of Trustor’s covenants and agreements hereunder shall run with the land and time is of the essence with respect thereto.

8.11         Matters to be in Writing.  This Deed of Trust cannot be altered, amended, modified, terminated or discharged except in a writing signed by the party against whom enforcement of such alteration, amendment, modification, termination or discharge is sought.  No waiver, release or other forbearance by Trustee or Beneficiary will be effective against Trustee or Beneficiary unless it is in a writing signed by Beneficiary, and then only to the extent expressly stated.

8.12         Construction of Provisions.  The following rules of construction shall be applicable for all purposes of this Deed of Trust and all documents or instruments supplemental hereto, unless the context otherwise requires:

8.12.1      All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Deed of Trust, unless expressly otherwise designated in context.

8.12.2      The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”

8.12.3      The term “knowledge” or “to best of knowledge” when and if used in connection with a representation or warranty made by Trustor means that Trustor and/or the representatives of Trustor have interviewed such persons, representatives, and responsible employees of Trustor, and such prior owners and users of the Mortgaged Property as such representatives have determined are likely to have knowledge of the matters set forth herein.

8.12.4      The terms “Mortgaged Property” and “Premises” shall be construed as if followed by the phrase “or any part thereof.”

8.12.5      The term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof.”

8.12.6      Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

8.12.7      The term “person” shall include natural persons, firms, partnerships, limited liability companies, corporations and any other public and private legal entities.

8.12.8      The term “provisions,” when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase “terms, covenants, agreements, requirements, conditions and/or.”

8.12.9      All Article, Section and Exhibits captions herein are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Deed of Trust.

8.12.10  The cover page of and all recitals set forth in, and all Exhibits to, this Deed of Trust are hereby incorporated in this Deed of Trust.

8.12.11  All obligations of Trustor hereunder shall be performed and satisfied by or on behalf of Trustor at Trustor’s sole cost and expense.

8.12.12  The term “Lease” shall mean “tenancy, subtenancy, lease or sublease,” the term “lessor” shall mean “landlord, sublandlord, owner, lessor and sublessor” and the terms “lessee” or “tenant” shall mean “tenant, subtenant, lessee and sublessee.”

8.13         Successors and Assigns.  The provisions hereof shall be binding upon Trustor and the heirs, devisees, representatives, successors and assigns of Trustor, including successors in interest of Trustor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Trustee, Beneficiary and their respective heirs, successors, substitutes and assigns.  All references in this Deed of Trust to Trustor, Trustee or Beneficiary shall be construed as including all of such other persons with respect to the person referred to.  Where two or more persons have executed this Deed of Trust, the obligations of such persons shall be joint and several except to the extent the context clearly indicates otherwise.

8.14         Request for Notice.  All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile.  Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt; provided that, service of a notice required by Texas Property Code Section 51.002, as amended, shall be considered complete when the requirements of that statute are met.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt.

8.15         Fixture Filing.  Portions of the Mortgaged Property are goods which are or are to become fixtures relating to the Land and/or the Premises, and Trustor covenants and agrees that the filing of this Deed of Trust in the real estate records of the county where the Premises are located shall also operate from the time of filing as a fixture filing in accordance with Texas Uniform Commercial Code.

8.16         Variable Rate.  The Note contains a provision permitting Beneficiary to adjust the rate of interest on the indebtedness evidenced thereby.

ARTICLE 9
PROVISIONS AS TO TRUSTEE

9.1           Trustee's Appointment.  Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.  Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary and duly recorded.  In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of Trustee herein named or any substitute or successor Trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without other formality than appointment and designation in writing executed and acknowledged by Beneficiary and the recordation of such writing in the office where this Deed of Trust is recorded, and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the Obligations are paid in full or until the Mortgaged Property is sold hereunder.  Such appointment and designation by Beneficiary shall be full evidence of the right and authority to make the same and of all facts therein recited.  If such appointment is executed on behalf of Beneficiary by an officer of Beneficiary, such appointments shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Trustee or any superior officer of Beneficiary.  Upon the making of such appointment and designation, all of the estate and title of Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and it shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee.  All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute, appointed and designated, as herein provided) from time to time acting hereunder.  Trustor hereby ratifies and confirms any and all acts which Trustee herein named or its successor or successors, substitute or substitutes, in this Deed of Trust, shall do lawfully by virtue hereof.

ARTICLE 10
SPECIAL PROVISIONS

10.1         Non-Monetary Defaults.  Notwithstanding anything to the contrary contained herein, an Event of Default (as defined in Section 6.1 above) shall not be deemed to have occurred if any curable default in performance or breach of any covenant or obligation which cannot be cured by the payment of money occurs under the Note, this Deed of Trust, or any other Loan Document executed by Trustor evidencing or securing the indebtedness evidenced by the Note (“non-monetary default”) and said non-monetary default is cured by Trustor within thirty (30) days after written notice from Beneficiary to Trustor that such non-monetary default exists (or, in the event that such non-monetary default is not reasonably capable of cure within such thirty (30) day period, Trustor commences to cure same within such thirty (30) day period and/or thereafter diligently prosecutes such cure to completion in all events within ninety (90) days).

10.2         Records, Reports and Audits.

10.2.1      Maintenance of Records.  Trustor shall maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Beneficiary to examine and audit Trustor's books and records at all reasonable times upon advance written notice; provided however, such examinations and audits shall not unreasonably interfere with Trustor’s operations, shall be at Beneficiary’s sole expense, and shall occur no more frequently than twice per year, unless an Event of Default has occurred and is continuing.

                                10.2.2      Reports; Audits.  Trustor shall furnish Beneficiary with, as soon as available, but in no event later than one hundred (100) days after the end of each fiscal year, Trustor's balance sheet and income statement for the year ended, audited by a certified public accountant, and containing an unqualified opinion of the accountant. All financial reports required to be provided under this Deed of Trust shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Trustor as being true and correct.  In addition, Trustor agrees to provide Beneficiary with copies of all filings submitted to the Securities and Exchange Commission within ten (10) days of filing.

                10.3         Minimum Ratio.  Trustor shall maintain a ratio, as of the end of each fiscal year of Trustor, of (x) the sum of Trustor's annual earning before interest, taxes, depreciation and amortization expenses (but excluding any non-cash income) less dividends and distributions paid to shareholders of Trustor, to (y) the amount of current portion of long-term obligations  plus the amount of the interest expense for the preceding fiscal year, of 2.00 to 1.00.  Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be based on Trustor's most recent annual financial statements, and shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

            10.4         Use Of Property.  The Mortgaged Property is not currently used for agricultural, farming, timber or grazing purposes.  Trustor warrants that this Deed of Trust is and will at all times constitute a commercial trust deed, as defined under appropriate state law.

                10.5         Cross Default.  Concurrently herewith, Beneficiary and Trustor are negotiating certain documents pertaining to a revolving line of credit loan which Beneficiary intends to make to Borrower in the maximum amount of $2,000,000.00 within the next thirty (30) days (“Revolving Loan”).  Any event of default by Trustor under any of the documents evidencing or securing the Revolving Loan, if and when entered into, shall constitute an Event of Default hereunder.

                10.6         Tangible Net Worth.  Trustor shall maintain at all times a “Tangible Net Worth” in excess of $20,000,000.00. The words "Tangible Net Worth" mean Trustor's Total Shareholders’ Equity, less all intangible assets (i.e. goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) plus Subordinated Debt. The words “Total Shareholders’ Equity” mean the total shareholders’ equity as set forth in Trustor’s financial statements as approved by Beneficiary. The words “Subordinated Debt” mean indebtedness and other liabilities of Trustor, which have been subordinated by written agreement to indebtedness owed by Trustor pursuant to a subordination agreement in form and substance acceptable to Beneficiary.

10.7         Location of Trustor.  For the purposes of enabling Beneficiary to properly file a UCC-1 financing statement in order to perfect its security interest in the personal property constituting a portion of the Mortgaged Property, Trustor hereby represents to Beneficiary that its state of location (“Location”) is, as of the date hereof, Delaware. Trustor agrees to notify Beneficiary in writing of its intent to change its Location, including a change in Location resulting from a reincorporation or reregistration in another State, or a merger with an entity whose Location is in another State, at least thirty (30) days prior to any such change in its Location.  Trustor further agrees to execute any and all documents required by Beneficiary to continue the perfection of Beneficiary’s security interest in the personal property constituting a portion of the Mortgaged Property or to perfect a new security interest therein and hereby specifically authorizes Beneficiary to file or cause to filed an appropriate financing statement in the state of the new Location.

10.8         Counterparts.        This Deed of Trust is being executed in two counterparts in order to facilitate recordation in the Official Records of Collin and Dallas Counties.  Said counterparts, when taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned has executed this Deed of Trust the day first set forth above.

TRUSTOR: FRESH CHOICE, INC., a Delaware corporation By: /S/ David E. Pertl Its: Senior Vice President and CFO

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

PARCEL ONE

BEING A TRACT OF LAND LOCATED IN THE THOMAS L. CHENWORTH SURVEY, ABSTRACT NO. 273, TOWN OF ADDISON, DALLAS COUNTY, TEXAS, AND FURTHER BEING ALL OF LOT 1, BLOCK 1, OF THE AMENDED FINAL PLAT OF BELT LINE CENTRE, AN ADDITION TO THE TOWN OF ADDISON, TEXAS, RECORDED IN VOLUME 92193, PAGE 1795, MAP RECORDS OF DALLAS COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHERLY LINE OF BELT LINE ROAD (A 100 FOOT RIGHT-OF-WAY) SAID POINT BEING AT THE NORTHEAST CORNER OF SAID LOT 1 OF THE AMENDED FINAL PLAT OF BELT LINE CENTRE, AND THE NORTHEAST CORNER OF SAMS CLUB ADDITION, AN ADDITION TO THE TOWN OF ADDISON, TEXAS, RECORDED IN VOLUME 92109, PAGE 3987, MAP RECORDS, DALLAS COUNTY, TEXAS, A 3/8 INCH IRON PIN FOUND 9.3 FEET SOUTH OF THE STREET BACK OF CURB AT CORNER;

THENCE SOUTH 00 DEGREES 01 MINUTE 18 SECONDS WEST, ALONG THE EASTERLY LINE OF SAID LOT 1 AND THE WESTERLY LINE OF SAMS CLUB ADDITION, A DISTANCE OF 389.44 FEET TO A PK NAIL SET AT CORNER;

THENCE NORTH 89 DEGREES 58 MINUTES 42 SECONDS WEST, ALONG THE SOUTHERLY LINE OF SAID LOT 1 AND THE NORTHERLY LINE OF LOT 2 OF SAID AMENDED FINAL PLAT OF BELT LINE CENTRE, A DISTANCE OF 89.72 FEET TO A PK NAIL SET AT CORNER;

THENCE ALONG A COMMON LINE BETWEEN SAID LOTS 1 AND 2 AND AROUND A TANGENT CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 90 DEGREES 33 MINUTES 42 SECONDS, A RADIUS OF 85.00 FEET AND A CHORD BEARING OF NORTH 44 DEGREES 41 MINUTES 51 SECONDS WEST, AN ARC DISTANCE OF 134.35 FEET TO A PK NAIL SET AT CORNER;

THENCE NORTH 00 DEGREES 35 MINUTES 00 SECONDS EAST, ALONG THE WESTERLY LINE OF SAID LOT 1 AND THE EASTERLY LINE OF LOT 2, A DISTANCE OF 305.30 FEET TO A  POINT ON THE SAID BELT LINE ROAD SOUTHERLY LINE, AN "X" IN CONCRETE CUT AT CORNER;

THENCE SOUTH 89 DEGREES 25 MINUTES 00 SECONDS EAST, ALONG THE SAID BELT LINE ROAD SOUTHERLY LINE, A DISTANCE OF 171.73 FEET TO THE PLACE OF BEGINNING AND CONTAINING 66,184 SQUARE FEET OR 1.5194 ACRES OF LAND.

PARCEL TWO

TRACT I:

BEING LOT 5, BLOCK A OF CREEKWALK VILLAGE, AN ADDITION TO THE CITY OF PLANO, COLLIN COUNTY, TEXAS, ACCORDING TO THE REVISED MAP THEREOF RECORDED IN VOLUME I, PAGE 345, MAP RECORDS OF COLLIN COUNTY, TEXAS.

TRACT II:

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS FOR ROADWAYS, WALKWAYS, INGRESS, EGRESS AND PARKING PURPOSES OVER AND ACROSS THE COMMON AREA, AS CREATED BY THAT CERTAIN DECLARATION OF EASEMENTS AND COVENANTS, CONDITIONS AND RESTRICTIONS BY AND BETWEEN SPRINGCREEK DEVELOPMENT, INC., AND FRESH CHOICE, INC., FILED 05/04/94, RECORDED UNDER CC#94-0043373, LAND RECORDS OF COLLIN COUNTY, TEXAS.

[Two Notary Acknowledgments Here]